Exhibit 10.2

Macquarie Infrastructure Fund, L.P.

October 31, 2025

Macquarie Capital (USA) Inc.

660 5th Avenue

New York, New York 10103

Re:      Placement Agent Agreement

Ladies and Gentlemen:

This letter (this “Agreement”) confirms our understanding and agreement with respect to the engagement of Macquarie Capital (USA) Inc. (the “Placement Agent”) to serve as placement agent in connection with the private placement of limited partnership interests (the “Units”) in Macquarie Infrastructure Fund, L.P., a Delaware limited partnership (the “Master Fund”) and MIF TE Feeder, L.P., a Delaware limited partnership (the “Feeder,” and together with the Master Fund, the “Fund”) as set forth in the Confidential Memorandum of the Fund dated October 31, 2025 (as the same may be amended or supplemented from time to time, the “Memorandum”). Terms not otherwise defined below shall have the meanings assigned to such terms in the Memorandum. Central Park Advisers, LLC, a Delaware limited liability company, will act as investment adviser (the “Adviser”) to the Fund. The Placement Agent and the Adviser are affiliated companies.

The Fund is offering four classes of Units: Class S Units (the “Class S Units”), Class D Units (the “Class D Units”), Class I Units (the “Class I Units”) and Class E Units (the “Class E Units”). For the avoidance of doubt, any reference to Class S Units, Class D Units, Class I Units or Class E Units shall include each of the Fund’s Class S Units, Class D Units, Class I Units or Class E Units and the Feeder’s Class STE Units, Class DTE Units, Class ITE Units or Class ETE Units. The differences between the classes of Units and the eligibility requirements for each class are described in detail in the Memorandum. The Units are to be offered and sold as described in the Memorandum. Except as otherwise agreed by the Fund and the Placement Agent, Units are to be sold through the Placement Agent, as the dealer manager, and third parties, including brokers, dealers and certain financial advisors (which may include wealth advisors) and others (collectively, “Sub-Placement Agents”) with whom the Placement Agent has entered into or will enter into sub-placement agent agreements related to the distribution of Units substantially in the form attached to this Agreement as Exhibit A or such other form as approved by the Fund (each, a “Sub-Placement Agent Agreement”), at a purchase price equal to the Fund’s net asset value (“NAV”) per Unit as of the last calendar day of the immediately preceding month applicable to the class of Units being purchased (as calculated in accordance with the procedures described in the Memorandum). For unitholders who have not “opted out” of the Fund’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Units that each unitholder owns will be automatically reinvested in additional Units of the same class. Units issued pursuant to the DRIP are to be issued to unitholders of the Fund at a purchase price equal to the most recent available NAV per Unit for such Units at the time the distribution is payable.

Set forth below are the terms and conditions upon which the Placement Agent shall act as placement agent of the Fund.

1.	Procedures for Selling Units.

(a) The Placement Agent agrees to use only its best efforts to arrange for the private placement of Units on behalf of the Fund with investors meeting the qualifications set forth in Section 8(a) hereof, in accordance with the terms and conditions set forth in the Memorandum and this Agreement. Units may be offered and sold by the Placement Agent hereunder during the offering period, which shall commence on the date designated by the Adviser and communicated in writing to the Placement Agent and shall conclude on such date as may be designated by the Adviser and communicated to the Placement Agent (the “Offering Period”). Except as otherwise agreed by the Fund and the Placement Agent, the Placement Agent shall be the exclusive third-party agent of the Fund for the offering of Units; provided, however, that the Placement Agent shall be authorized to pay Sub-Placement Agents for the provision of distribution services to investors holding Class S Units and Class D Units. Upon any request for the Adviser to approve retention of additional unaffiliated placement agents or Sub-Placement Agents with respect to the offering of Units, the Placement Agent and the Adviser shall review a copy of the proposed additional unaffiliated placement agent or Sub-Placement Agent agreement setting forth the rights and obligations of such unaffiliated placement agent or Sub-Placement Agent, including the fees, compensation and expense reimbursement rights proposed for such unaffiliated placement agent or Sub-Placement Agent. This Agreement in no way limits or restricts the Placement Agent’s ability to act as a principal, broker, dealer, counterparty or services provider to the Fund and to receive compensation from the Fund in such capacities in any transaction with the Fund or on the Fund’s behalf in addition to the transactions contemplated by this Agreement.

(b) The Placement Agent acknowledges that the Fund’s engagement of the Placement Agent for the private placement of Units is being made in reliance on the representations, warranties, covenants and agreements of the Placement Agent contained herein. The Placement Agent will provide such certificates and other evidence of compliance with such representations, warranties, covenants and agreements and the other terms of this Agreement as may be reasonably requested by the Adviser or the Fund or their counsel, which certificates and other evidence may be relied upon by the Adviser and the Fund and any of their counsel.

(c) The Placement Agent shall (i) hold itself available to receive subscriptions for Units from investors, (ii) within a reasonable time following receipt, notify the Fund of such receipt, (iii) review such subscriptions to determine if the subscribers meet the Fund’s suitability and eligibility requirements, based solely on the representations made in such subscriptions and (iv) transmit to the Fund the subscription documents of those subscribers who meet such suitability and eligibility requirements. In so transmitting subscription documents to the Fund, the Placement Agent shall be deemed to represent to the Fund and to the Adviser that it has no reason to believe that the information provided by the subscriber therein is not complete and correct in all material respects. MIF GP, LLC, a Delaware limited liability company (the “General Partner”), on behalf of the Fund, shall have the right, in its sole discretion, to reject any subscription received by it, in whole or in part. No subscription shall be deemed effective until accepted by the General Partner on behalf of the Fund. Furthermore, notwithstanding the Fund’s acceptance of a subscriber’s subscription for Units, the General Partner may at any time prior to the admission of such subscriber to the Fund as an equity owner therein (a “Closing”), reduce (including to zero) the amount of the subscriber’s subscription as described in the Memorandum.

(d) The Placement Agent shall cooperate with the Adviser and the Fund in endeavoring to qualify or register the offer and sale of the Units under, or to establish the exemption of such offers and sales from qualification or registration under, the applicable securities or “blue sky” laws of any state or other applicable jurisdiction; provided, however, that neither the Fund nor the Adviser shall be obligated to file any general consent to service of process or to qualify to do business or to qualify as a dealer in securities, as the case may be, in any jurisdiction in which such party is not so qualified.

(e) The Placement Agent’s obligations to deliver to the Fund at a Closing executed subscription documents of subscribers solicited by the Placement Agent and the purchase price for Units that such subscribers have subscribed to purchase, are subject to the following conditions (any of which may be waived by the Placement Agent in its sole discretion): (i) the accuracy of, and compliance with, the representations and warranties of the Fund, (ii) the performance by the Fund and the Adviser of their respective obligations hereunder and (iii) the receipt by the Placement Agent of a certificate of each thereof, to such effect.

(f) The Placement Agent shall not be obligated to sell or purchase any certain number or amount of Units.

2. Offering Materials. The Placement Agent agrees to furnish a copy of the Memorandum and the governing documents of the Fund to each investor it solicits in connection with the offering of the Units. The Adviser, on behalf of the Fund, shall provide such number of copies of the Memorandum, governing documents of the Fund and related subscription documents (collectively, the “Offering Materials”) as the Placement Agent may reasonably request.

3. Termination. This Agreement may be terminated at any time by either party upon ninety (90) days’ prior written notice to the other party or immediately upon notice to the other party if such other party failed to comply with a material provision of this Agreement, but such termination shall not affect liabilities hereunder arising prior to such termination.

4. Compensation; Expenses.

(a) The Fund shall pay the Placement Agent a monthly fee out of the net assets of Class S Units and Class D Units at the annual rate of 0.85% and 0.25% of the NAV of Class S Units and Class D Units, respectively, determined and accrued as of the last day of each calendar month (before any repurchases of Class S Units or Class D Units) (the “Distribution and/or Servicing Fee”). The Distribution and/or Servicing Fee is charged on an aggregate class-wide basis, and investors in Class S Units or Class D Units are subject to the Distribution and/or Servicing Fee as long as they hold their Class S Units or Class D Units, respectively. Each compensated Sub-Placement Agent will be paid by the Placement Agent based on the NAV of outstanding Class S Units and Class D Units held by investors that receive services from such Sub-Placement Agent. Class I Units and Class E Units will not be subject to the Distribution and/or Servicing Fee. Class S Units and Class D Units may be converted to Class I Units if a Sub-Placement Agent informs the Fund that an investor no longer receives services from the Sub-Placement Agent or another servicing agent which has entered into an agreement with the Placement Agent. Upon advance notice to the investor, Class S Units and Class D Units may be exchanged into an equivalent NAV amount of Class I Units as of the date of exchange, subject to the General Partner’s approval.

(b) The Placement Agent pays the Distribution and/or Servicing Fee to Sub-Placement Agents, who may use such fee to compensate the financial advisory personnel involved in the placement of Units. Amounts retained by the Placement Agent, if any, will be used by the Placement Agent to pay for Fund-related distribution and servicing expenses. The Adviser remits payment of the ongoing Distribution and/or Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.

5. Indemnity.

(a) The Fund (upon its formation and solely out of its assets) agrees, to the extent permitted by applicable law (including U.S. federal and state law and the applicable laws of any other jurisdiction in which the Units are offered), to indemnify and hold harmless the Placement Agent, each controlling person (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Placement Agent and each officer director, trustee and employee of the Placement Agent and each such controlling person (each, a “Placement Agent Indemnified Person”) from and against any and all expenses, losses, damages, judgments, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, in respect of or arising from (i) the offering and sale of the Units, (ii) the Memorandum and any amendments or supplements thereof, (iii) any action or failure to act by any Placement Agent Indemnified Person which has not been determined in a final judicial proceeding not subject to appeal by a court of competent jurisdiction to constitute bad faith, willful misconduct, gross negligence or reckless disregard of the Placement Agent’s duties under this Agreement or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or any omission or alleged omission to state a material fact necessary to make the statements in the Memorandum, in light of the circumstances under which they were made, not misleading.

(b) Notwithstanding the foregoing, the above indemnification shall not apply to the extent that the liability is determined in a final judicial proceeding not subject to appeal by a court of competent jurisdiction to directly arise out of (i) an actual or alleged untrue statement of a material fact in the Memorandum, or omission to state a material fact in the Memorandum, in reliance upon and in conformity with information concerning the Placement Agent furnished by the Placement Agent in writing specifically for inclusion therein, (ii) the failure of any representation made by the Placement Agent hereunder to be true in all material respects or (iii) the material breach by the Placement Agent of any warranty or covenant herein. The Fund will not be liable for the portion of any Losses in any such case if it is determined that the Placement Agent was primarily at fault in connection with such portion of the Losses.

(c) The Placement Agent agrees to, and does hereby, indemnify and hold harmless the Fund, the Adviser, and each of their respective officers, directors, trustees and employees, and each person, if any, who controls any thereof (together with the Placement Agent Indemnified Persons, the “Indemnified Persons”) from and against any and all Losses whatsoever, to the same extent as the indemnity by the Fund of the Placement Agent Indemnified Persons, determined in a final judicial proceeding not subject to appeal by a court of competent jurisdiction to directly arise out of (i) an actual or alleged untrue statement of a material fact in the Memorandum, or omission to state a material fact in the Memorandum, in reliance upon and in conformity with information concerning the Placement Agent furnished by the Placement Agent in writing specifically for inclusion therein, (ii) the failure of any representation made by the Placement Agent hereunder to be true in all material respects or (iii) the material breach by the Placement Agent of any warranty or covenant herein.

(d) The Placement Agent shall use commercially reasonable efforts to ensure that each Sub-Placement Agent severally will indemnify and hold harmless the Fund, the Placement Agent, each of their officers, directors and employees, and each person, if any, who controls the Fund or the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (the “Sub-Placement Agent Indemnified Persons”) from and against any Losses to which a Sub-Placement Agent Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials or omission or alleged omission to state in the Offering Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that clause (i) applies to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund or the Placement Agent by or on behalf of the Sub-Placement Agent specifically for use with reference to the Sub-Placement Agent in the preparation of the Offering Materials; (ii) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Sub-Placement Agent in the offer and sale of the Units or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units to members of the public in such jurisdiction; (iii) any untrue statement or alleged untrue statement made by the Sub-Placement Agent or its representatives or agents or omission or alleged omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units; (iv) any material violation of this Agreement or the Direct Access Agreement (defined below) entered into between the Placement Agent and the Sub-Placement Agent; (v) any failure or alleged failure to comply with all applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) and the USA PATRIOT Act of 2001, as amended; or (vi) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Sub-Placement Agent will reimburse each Sub-Placement Agent Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses. This indemnity agreement will be in addition to any liability that such Sub-Placement Agent may otherwise have.

(e) Notwithstanding the foregoing, neither the Fund nor the Placement Agent as an indemnifying party as provided above (each, in such capacity, an “Indemnitor”) will be liable under this Section 5 with respect to any claims made against an Indemnified Person unless notified in writing (as provided in Section 9 hereof) of the nature of the claim, suit or proceeding made or brought against such Indemnified Person within a reasonable time after the assertion thereof, but failure to so notify such Indemnitor shall not relieve such Indemnitor from any liability which it may have otherwise than on account of this Section 5.

(f) An Indemnified Person may not settle or compromise any claim, suit or proceeding for which indemnification or reimbursement or payment of expenses is sought hereunder without the prior written consent of the applicable Indemnitor(s), which consent shall not be unreasonably withheld. The Fund agrees to notify the Placement Agent within a reasonable time of the assertion of any claim against the Fund or the Adviser or any other person entitled to indemnification pursuant to Section 5(c). The Placement Agent agrees to notify the Fund and the Adviser within a reasonable time of the assertion of any claim against any Placement Agent Indemnified Person.

(g) An Indemnitor shall be entitled to participate at its own expense in the defense or, if it elects within a reasonable time after receipt of notice of any claim, suit or proceeding, to assume the defense of any such claim asserted or any suit brought to enforce any such claim, but if the Indemnitor elects to assume the defense thereof, such defense shall be conducted by counsel chosen by it with the consent of the Indemnified Persons against whom such claim is made or who are defendants in any suit so brought, which consent shall not be unreasonably withheld. If the Indemnitor elects to assume the defense of any such claim or suit and retains such counsel, the Indemnified Persons in respect of such claim or suit shall bear the fees and expenses of their own counsel arising out of any legal services thereafter performed. If the parties to any such action (including impleaded parties) include the Indemnitor and one or more Indemnified Persons, and any such Indemnified Person shall have been advised by independent counsel chosen by it that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnified Person, and will reimburse such Indemnified Person as aforesaid for the reasonable fees and expenses of any counsel, reasonably acceptable to the Indemnitor, that is retained by such Indemnified Person. Notwithstanding the preceding sentence, in connection with any one action, or more than one separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, where there are different or additional defenses available to one or more Indemnified Persons, all such Indemnified Persons with the same additional or different defense shall be limited to one firm of attorneys reasonably acceptable to the Indemnitor, which firm shall be designated in writing by such Indemnified Person or Persons and the Indemnitor shall not be liable for any fees and expenses of any other firm of attorneys.

(h) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 for any reason is held to be unenforceable although applicable in accordance with its terms, the Fund, on the one hand, and the Placement Agent, on the other hand, shall contribute to the aggregate Losses incurred by such parties in such proportions as is appropriate to reflect the relative aggregate benefits to the Fund, on the one hand, and the Placement Agent, on the other hand, on the matters contemplated by this Agreement, as well as the relative fault of the Fund and the Adviser, on the one hand, and that of the Placement Agent, on the other hand, with respect to such Losses and any other relevant equitable considerations; provided, however, that no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(i) The foregoing rights to indemnification and contribution are in addition to, and not in lieu of, any and all rights that any Indemnified Person may have at law, by agreement, in equity, or otherwise, will survive the completion or termination of this Agreement, and will remain in full force and effect unless terminated by express written agreement among the parties hereto.

6. Access to Information; Confidentiality. In connection with the Placement Agent’s engagement hereunder, the Adviser and the Fund shall make available to the Placement Agent (a) any information concerning the offering of the Units as the Placement Agent reasonably requests and (b) during normal business hours, the officers, accountants, legal counsel and such other representatives or advisors of the Adviser participating in the management of the Fund as the Placement Agent reasonably requests. The Adviser shall use commercially reasonable efforts to assure the accuracy and completeness of all of such information at the time it is furnished to the Placement Agent.

7. Representations, Warranties and Covenants of the Fund. The Fund represents and warrants to, and covenants and agrees with, the Placement Agent that:

(a) The Memorandum does not and will not on the date of any offer or sale of Units contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made; provided, that no representation is made with respect to any portion of the Memorandum constituting written material provided by the Placement Agent or any Sub-Placement Agent expressly for inclusion therein.

(b) Neither the Fund nor the Adviser has taken, and they will not take, any action or actions that would: (i) cause the offering of Units to be subject to registration under the Securities Act or the securities laws of any other jurisdiction where they are being offered, (ii) cause the Fund to be subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or (iii) be in violation of any rules of FINRA, the SEC or any other regulatory body having jurisdiction over the Fund, the Adviser or the Placement Agent.

(c) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Fund.

8. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents and warrants to, and covenants and agrees with, the Adviser and the Fund as follows:

(a) The Placement Agent will only make offers to sell Units to, or solicit offers to buy Units from, or otherwise negotiate in respect thereof with, investors that the Placement Agent reasonably believes are “accredited investors” (as that term is defined in Regulation D under the Securities Act) and “qualified purchasers” (as that term is defined in the Investment Company Act).

(b) The Placement Agent will not engage, retain, assign or delegate its rights or obligations hereunder to any Sub-Placement Agent to assist the Placement Agent in the offer, sale, marketing or promotion of Units without the prior written approval of the Adviser. Any approved Sub-Placement Agent shall be required to enter into a Sub-Placement Agent Agreement with the Placement Agent, which the Placement Agent shall use commercially reasonable efforts to cause to include representations, warranties and covenants sufficient for the Adviser to be able to demonstrate its reasonable belief that, in connection with the services or activities performed by the Sub-Placement Agent under such Sub-Placement Agent Agreement, the Sub-Placement Agent will use its best efforts to ensure that each “endorsement” or “testimonial” (as defined in Rule 206(4)-1 under the Investment Advisers Act of 1940, as amended (the “Marketing Rule”)) complies with the requirements of the Marketing Rule. The Placement Agent will use commercially reasonable efforts to cooperate with the Adviser’s requests for information required for purposes of compliance with the Marketing Rule.

(c) In offering Units for sale, the Placement Agent will not intentionally take any action or actions (i) that would cause the offering of Units to be subject to registration under the Securities Act or the securities laws of any other jurisdiction where they are being offered, (ii) that would cause the Fund to be subject to registration as an “investment company” under the Investment Company Act or (iii) in violation of any rules of FINRA, the SEC or any other regulatory authority having jurisdiction over the Fund, the Adviser or the Placement Agent.

(d) The Placement Agent will not offer Units for sale, or solicit any offers to buy any Units, or otherwise negotiate with any person in respect of Units, on the basis of any communications or documents relating to Units or any investment therein or to the Fund or any investment therein or to the Adviser, other than the Memorandum, information otherwise furnished in writing to the Placement Agent by or on behalf of the Fund by the Adviser specifically for such purpose, or any other document, and any cover or transmittal letter, satisfactory in form and substance to the Adviser and its counsel. The Placement Agent and its personnel will not make any statement regarding the Fund or the offering of Units that is false or materially misleading.

(e) The Placement Agent is a broker-dealer registered under the Exchange Act and the laws of the states in which it will offer Units, and the Placement Agent is a member in good standing of FINRA. The Placement Agent has adopted and is, and will continue to be, in full compliance with all internal compliance policies and procedures required by FINRA. The Placement Agent will promptly provide written notice to the Fund and the Adviser if any of the representations in this Section 8 cease to be true and the Placement Agent will thereafter immediately suspend offers and sales of Units pending further direction from the Adviser.

(f) In each U.S. state or other non-U.S. jurisdictions where Units are offered to investors, the Placement Agent will permit only those of its agents, employees or representatives who have effective registrations in such state or other non-U.S. jurisdiction (as applicable), as and if required by the securities or “blue sky” laws and all applicable laws, rules, and regulations of such U.S. state or other non-U.S. jurisdictions (as applicable), to review the suitability of Units for, offer Units for sale to, or solicit offers to buy Units from, or otherwise negotiate with respect to, discuss the terms or merits of an investment in or provide any documents relating to the Units, with any investors resident in such state or other non-U.S. jurisdiction (as applicable).

(g) The Placement Agent may sell Units in certain approved non-U.S. jurisdictions as permitted under the terms of the Memorandum and with the knowledge and consent of the Adviser. The Placement Agent shall confirm that it meets and shall maintain all requirements necessary to permit the offer and sale of Units to prospective investors located or domiciled in non-U.S. jurisdictions.

(h) The Placement Agent shall provide from time to time, upon request of the Adviser, certificates of its compliance with the requirements of this Agreement and applicable law in connection with its placement agent activities on behalf of the Fund.

(i) The Placement Agent is not subject to a “Bad Actor” disqualification event described in Rule 506(d) of the Securities Act and agrees to immediately notify the Adviser if it becomes subject to such a disqualification event.

(j) The Placement Agent agrees to promptly notify the Fund and the Adviser if any of the representations and warranties set forth in this Agreement becomes materially inaccurate, or if any covenant or condition on the Placement Agent’s part to be performed or satisfied has been breached or not satisfied in any material respect.

(k) The Placement Agent shall make reasonable efforts to assist the Fund in obtaining payment by each person or entity whose offer to purchase Units has been solicited by the Placement Agent and accepted by the Fund. The Placement Agent shall not have any liability to the Fund in the event any such purchase is not consummated for any reason.

(l) The Placement Agent shall have in place and apply its customer identification program policies and procedures that are required under applicable FINRA rules, federal anti-money laundering laws or the laws and regulations of other jurisdictions where Units are offered to investors, to each investor that is accepted for investment into the Fund.

(m) This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent.

9. Notices. Any notices required to be given pursuant to this Agreement shall be via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail to the applicable party at the following addresses, or any other address subsequently notified by a party to all other parties in accordance with the provisions of this Section 9:

If to the Placement Agent, to:

Macquarie Capital (USA) Inc.

660 5th Avenue

New York, New York 10103

Attention: Secretary

If to the Fund, to:

Macquarie Infrastructure Fund, L.P.
c/o Central Park Advisers, LLC
660 Fifth Avenue
New York, New York 10103
Attention: General Counsel

With a copy to:

MIF GP, LLC
c/o Central Park Advisers, LLC
660 Fifth Avenue
New York, New York 10103
Attention: Chief Administrative Officer

10. Placement Agent Only. In soliciting purchases of Units, the Placement Agent shall act solely as agent of the Fund and not as a principal.

11. Miscellaneous. This Agreement will be governed by and construed and enforced in accordance with the laws applicable to contracts executed and performable in the State of Delaware without regard to the principles of conflicts of laws. This Agreement is binding upon each of the parties hereto and their respective successors and assigns and will inure to the benefit of each of the Placement Agent, the Fund, the Adviser and their respective successors, heirs, and assigns. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties hereto (which consent may be withheld in their sole discretion for any reason).

12. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended, nor may any rights hereunder be waived, except by a writing signed by the parties hereto.

13. Confidentiality. Unless otherwise required by applicable law or as requested or required by any regulatory or governmental authority (whether or not such request or requirement has the force of law), each of the parties to this Agreement shall not disclose the terms and conditions of this Agreement nor any confidential information made available to it pursuant to the terms of this Agreement; provided, that this Agreement may be disclosed to any unaffiliated Sub-Placement Agent, as well as any auditors, legal counsel and rating agencies and any other entities to whom disclosure is required.

Please confirm that the foregoing correctly sets forth our agreement by signing an enclosed duplicate of this Agreement and returning it to the Adviser at the above address, whereupon this Agreement will constitute a binding agreement as of the date first above written.

(SIGNATURE PAGE FOLLOWS)

This Agreement may be signed in one or more counterparts, each of which shall constitute an original document and all of which shall constitute one and the same document.

Very truly yours,

MACQUARIE INFRASTRUCTURE FUND, L.P.

By:	MIF GP, LLC, its General Partner

By:	/s/ Peter Bendall
	Name:	Peter Bendall
	Title:	Vice President

By:	/s/ John H. Kim
	Name:	John H. Kim
	Title:	Secretary

MIF TE FEEDER, L.P.,

By:	MIF GP, LLC, its General Partner

By:	/s/ Peter Bendall
	Name:	Peter Bendall
	Title:	Vice President

By:	/s/ John H. Kim
	Name:	John H. Kim
	Title:	Secretary

Confirmed by:

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Paul Ames
	Name:	Paul Ames
	Title:	Authorized Signatory

By:	/s/ Damon Joseph Karras
	Name:	Damon Joseph Karras
	Title:	Authorized Signatory

[Signature Page to Placement Agent Agreement]